Exhibit 99.1

LandBridge Announces

Secondary Public Offering of Class A Shares

HOUSTON—November 17, 2025—LandBridge Company LLC (NYSE: LB) (“LandBridge” or the “Company”) today announced the commencement of an underwritten public offering of 2,500,000 Class A shares representing limited liability company interests (“Class A shares”) by LandBridge Holdings LLC (the “Selling Shareholder”). LandBridge will not sell any Class A shares in the offering and will not receive any proceeds therefrom. The Selling Shareholder expects to grant the underwriter a 30-day option to purchase up to an additional 375,000 Class A shares to cover sales by the underwriter in the initial offering of the Class A shares or in the open market.

The Class A shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, on NYSE Texas or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Goldman Sachs & Co. LLC is serving as the sole book-running manager for the offering. The offering is subject to market and other conditions, and there can be no assurances to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company has an effective shelf registration statement (including a prospectus) on Form S-3 on file with the U.S. Securities and Exchange Commission (the “SEC”) and will file a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to and describing the terms of the offering, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying base prospectus and final prospectus supplement, when available, may be obtained by contacting Goldman Sachs & Co. LLC, by mail at c/o Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Class A shares or any other securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About LandBridge

LandBridge owns more than 300,000 surface acres across Texas and New Mexico, located primarily in the heart of the Delaware sub-region in the Permian Basin, the most active region for oil and gas exploration and development in the United States. LandBridge actively manages its land and resources to support and encourage energy and infrastructure development and other land uses, including digital infrastructure. LandBridge was formed by Five Point Infrastructure LLC, a private equity firm with a track record of investing in and developing energy, environmental water management and sustainable infrastructure companies within the Permian Basin. Should the offering be completed, the Selling Shareholder will continue to own approximately 63% of the issued and outstanding shares of LandBridge following the offering.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on LandBridge’s beliefs, as well as assumptions made by, and information currently available to, LandBridge, and therefore involve risks and uncertainties that are difficult to predict, including risks and uncertainties associated with market conditions as they relate to the offering and the Selling Shareholder’s ability to close successfully on the offering. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, many of which are beyond our control.

Forward-looking statements include, but are not limited to, strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts, including our estimated future financial performance. You should not place undue reliance on forward-looking statements. Although LandBridge believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, actual results may vary materially and adversely from those envisaged in this news release due to a number of factors, including those risks more fully discussed in LandBridge’s filings with the SEC, including its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You can access LandBridge’s filings with the SEC through the SEC’s website at www.sec.gov. Except as required by applicable law, LandBridge undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contacts

Scott McNeely

Chief Financial Officer

LandBridge Company LLC

Contact@h2obridge.com

Mae Herrington

Director, Investor Relations

LandBridge Company LLC

ir@LandBridgeCo.com